UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 5, 2008

THE BLACK & DECKER CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-1553 (Commission File Number)	52-0248090 (IRS Employer Identification No.)

701 East Joppa Road, Towson, Maryland (Address of principal executive offices)	21286 (Zip Code)

Registrant's telephone number, including area code   410-716-3900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] [ ] [ ] [ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
                        DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
                        COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

        On September 5, 2008, the Corporation announced that Michael D. Mangan has been named Senior Vice President of the Corporation and President of the Worldwide Power Tools and Accessories business and Stephen F. Reeves has replaced Mr. Mangan as Senior Vice President and Chief Financial Officer of the Corporation effective immediately. Attached to this Current Report on Form 8-K as Exhibit 99 is a copy of the Corporation’s related press release dated September 5, 2008.

        Mr. Mangan, 51, has been the Corporation’s Senior Vice President and Chief Financial Officer since January 2000. Since March 2004, Mr. Reeves, 49, has been a Vice President of the Corporation and Vice President – Global Finance, Power Tools and Accessories. From April 2000 to March 2004, Mr. Reeves was a Vice President of the Corporation and Vice President – Finance, Power Tools and Accessories Group. Prior to that, Mr. Reeves was the Corporation’s Controller for six years.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99       Press Release of the Corporation dated September 5, 2008.

THE BLACK & DECKER CORPORATION

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACK & DECKER CORPORATION By: /s/ CHARLES E. FENTON Charles E. Fenton Senior Vice President and General Counsel

Date: September 5, 2008